Exhibit 99.1

eHealth, Inc. Announces Fourth Quarter and Fiscal 2009 Results

Fourth Quarter 2009 Overview

•	Revenue of $34.4 million, up 17% over the fourth quarter of 2008

•	Operating income of $6.9 million, up 22% over the fourth quarter of 2008

•	Growth in IFP submitted applications of 6% over the fourth quarter of 2008

•	GAAP operating margins of 20% and non-GAAP operating margins of 24% for the fourth quarter of 2009

•	GAAP net income of $4.8 million, or $0.20 per diluted share, and non-GAAP net income of $5.1 million, or $0.21 per diluted share, for the fourth quarter of 2009

•	Cash flow from operations of $9.4 million, up 26% from the fourth quarter of 2008

MOUNTAIN VIEW, Calif.—February 11, 2010—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the fourth quarter ended December 31, 2009.

Gary Lauer, chief executive officer of eHealth stated, “Fourth quarter results represented a nice ending to a year in which we grew our revenues by 21%, operating income by 22%, generated over $30 million in operating cash flow and completed a $30 million share repurchase program. That was all accomplished in the face of an uncertain economic environment and an unpredictable healthcare reform legislative process. During the fourth quarter, we grew revenue at a healthy rate, expanded operating margins, further diversified our business and announced our plans to launch into the seniors market.”

Fourth Quarter Results

Revenue—Revenue totaled $34.4 million for the fourth quarter of 2009, a 17% increase compared to revenue of $29.5 million for the fourth quarter of 2008.

Submitted Applications—Submitted applications for individual and family products increased 6% in the fourth quarter of 2009 to 122,300 applications, compared to 115,600 applications in the fourth quarter of 2008.

Membership—Estimated membership at December 31, 2009 totaled 728,000 members, a 17% increase over estimated membership of 621,100 at December 31, 2008.

Operating Income—Operating income increased 22% to $6.9 million for the fourth quarter of 2009, compared to operating income of $5.7 million for the fourth quarter of 2008. Operating margins were 20% and 19% in the fourth quarters of 2009 and 2008, respectively. Non-GAAP operating income increased 27% to $8.3 million for the fourth quarter of 2009, compared to non-GAAP operating income of $6.5 million for the fourth quarter of 2008. Non-GAAP operating margins were 24% and 22% in the fourth quarters of 2009 and 2008, respectively. Non-GAAP operating income and margins in the fourth quarters of 2009 and 2008 exclude $1.4 million and $0.9 million of stock-based compensation expense, respectively.

Pre-tax Income—Pre-tax income for the fourth quarter of 2009 was $7.0 million, a 12% increase compared to pre-tax income of $6.3 million for the fourth quarter of 2008. Pre-tax income was unfavorably impacted in the fourth quarter of 2009 by a decrease in interest income of $0.5 million compared to the fourth quarter of 2008.

Net Income—Net income for the fourth quarter of 2009 was $4.8 million, or $0.20 per diluted share. Net income for the fourth quarter of 2008 was $3.6 million, or $0.14 per diluted share. Non-GAAP net income for the fourth quarter of 2009 was $5.1 million, or $0.21 per diluted share, compared to non-GAAP net income for the fourth quarter of 2008 of $4.2 million, or $0.16 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2009 exclude $1.4 million of stock-based compensation expense, less $0.5 million for related income tax benefit and $0.6 million of discrete income tax benefit related to an increase in deferred income tax assets resulting from a reduction in estimated limitations on both federal and California net operating loss carryforwards. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2008 exclude $0.9 million of stock-based compensation expense, less $0.4 million for related income tax benefit.

Cash Flow and Cash Balance—Cash flow from operations for the fourth quarter of 2009 was $9.4 million, compared to $7.4 million for the fourth quarter of 2008, representing an increase of 26%.

The fourth quarter 2009 cash flow statement includes a $4.3 million cash flow benefit from deferred income taxes, of which $3.3 million primarily relates to the utilization of net operating loss carryforwards and $1.0 million relates to the utilization of excess tax benefits related to share-based payments. The fourth quarter 2008 cash flow statement included a $2.3 million cash flow benefit from deferred income taxes, of which $2.2 million primarily relates to the utilization of net operating loss carryforwards and $0.1 million relates to the utilization of excess tax benefits related to share-based payments. The utilization of excess tax benefits related to share-based payments is also shown in the cash flow statement for the fourth quarters of 2008 and 2009 as a decrease in cash flow from operating activities and an increase in cash flow from financing activities.

Cash, cash equivalents and short-term marketable securities as of December 31, 2009 totaled $153.5 million, compared to $150.6 million as of December 31, 2008.

During the fourth quarter of 2008, eHealth’s board of directors authorized a stock repurchase program of up to $30 million, or ten percent of eHealth’s outstanding common stock, whichever is less. Repurchases pursuant to the program began in December 2008 and were completed in the third quarter of 2009. As of December 31, 2009, 1.9 million shares of common stock had been repurchased in connection with the stock repurchase program at an average price of $15.97 per share, including commissions, for a total cost of $30 million, of which approximately 1.8 million shares were repurchased during 2009 for a total cost of $29.4 million.

Fiscal 2009 Results

Revenue—Revenue totaled $134.9 million for the year ended December 31, 2009, a 21% increase compared to revenue of $111.7 million for the year ended December 31, 2008.

Operating Income—Operating income increased 22% to $25.8 million for the year ended December 31, 2009, compared to operating income of $21.3 million for the year ended December 31, 2008. Operating margins were 19% in both years ended December 31, 2009 and 2008.

Pre-tax Income—Pre-tax income for the year ended December 31, 2009 was $26.8 million, a 7% increase compared to pre-tax income of $25.0 million for the year ended December 31, 2008. Pre-tax income was unfavorably impacted in the year ended December 31, 2009 by a decrease in interest income of $2.8 million compared to the year ended December 31, 2008.

Net Income—Net income for the year ended December 31, 2009 was $15.3 million, or $0.61 per diluted share, compared to net income for the year ended December 31, 2008 of $14.2 million, or $0.55 per diluted share.

Cash Flow—Cash flow from operations for the year ended December 31, 2009 was $30.1 million, compared to $30.2 million for the year ended December 31, 2008.

2010 Guidance

eHealth is providing guidance for the full year ending December 31, 2010 based on information currently available:

•	Total revenue is expected to be in the range of $148 million to $155 million

•	Stock-based compensation expense is expected to be in the range of $6 million to $7.5 million

•	GAAP income tax rate is expected to be in the range of 43% to 45%

•	GAAP net income per diluted share is expected to be in the range of $0.55 to $0.65 per share

“I would like to provide some additional comments on our 2010 guidance,” said Stuart Huizinga, chief financial officer of eHealth. “We expect to invest just over $3 million to support our Medicare initiative in 2010, which we expect will impact our GAAP net income per diluted share for 2010 by approximately $0.08.”

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, February 11, 2010 at 5:00 p.m. EST / 2:00 p.m. PST. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-730-5764 for domestic callers and 857-350-1588 for international callers. The participant passcode is #68051978. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #16823489. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, http://www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding eHealth’s plans with respect to Medicare and the seniors market; investment in eHealth’s Medicare initiative in 2010 and related net income per diluted share impact; and eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, and GAAP net income per diluted share for the year ending December 31, 2010. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with changes and developments in the structure of the health insurance system in the United States and healthcare system reform, eHealth’s rate of growth, changes in the economy, weak economic conditions, consumer awareness of the availability and accessibility of affordable health insurance, eHealth’s success in marketing Medicare-related health insurance products, changes in member conversion rates and factors affecting conversion, eHealth’s ability to continue to increase its membership base and retain its members, eHealth’s ability to maintain or expand its relationships with health insurance carriers and marketing partners, negative publicity experienced by eHealth’s carrier partners, changes in products offered on eHealth’s ecommerce platform, changes in commission payments or carrier underwriting practices, maintaining and enhancing eHealth’s brand identity and the effectiveness of eHealth’s marketing and public relations efforts, system failures, capacity constraints, data loss or online commerce security risks, continued acceptance of the Internet as a medium for the purchase and sale of health insurance, dependence upon Internet search engines, reliance on marketing partners and factors affecting submitted applications from the marketing partner channel, the pursuit of new strategies and opportunities in the health insurance market, timing of receipt and accuracy of commission reports and related impact on estimating membership, payment practices of health insurance carriers, competition, eHealth’s operations in China and any expansion into foreign countries, success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform, protection of intellectual property and defense of intellectual property rights claims, legal liability, regulatory penalties and negative publicity, ability to attract and retain qualified personnel, management of future growth, seasonality, impact of future acquisitions, implementation of internal enterprise systems and maintenance of proper and effective internal controls, impact of provisions for income taxes, changes in laws and regulations, compliance with insurance and other laws and regulations, exposure to online commerce security risks, and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

Non-GAAP net income for the three months and year ended December 31, 2009 consists of GAAP net income excluding stock-based compensation expense recorded during the period (less related income tax benefit) and discrete income tax benefit recorded during the period related to an increase in our deferred income tax assets resulting from a reduction in estimated limitations on both our federal and California net operating loss carryforwards. Non-GAAP net income for the three months and year ended December 31, 2008 consists of GAAP net income excluding stock-based compensation expense recorded during the period (less related income tax benefit).

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur stock-based compensation costs described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008	December 31, 2009
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,136	$131,339
Marketable securities	56,499	22,184
Accounts receivable	2,005	2,295
Deferred income taxes	7,580	6,009
Prepaid expenses and other current assets	1,874	2,324

Total current assets	162,094	164,151
Property and equipment, net	4,567	3,775
Deferred income taxes	1,314	919
Other assets	780	863

Total assets	$168,755	$169,708

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,190	$3,252
Accrued compensation and benefits	4,662	5,051
Accrued marketing expenses	3,162	3,879
Deferred revenue	427	401
Other current liabilities	2,707	2,677

Total current liabilities	13,148	15,260
Other non-current liabilities	628	2,997

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	173,095	183,747
Treasury stock shares, at cost	(639)	(29,999)
Deferred stock-based compensation	(22)	—
Accumulated deficit	(17,892)	(2,545)
Accumulated other comprehensive income	412	223

Total stockholders’ equity	154,979	151,451

Total liabilities and stockholders’ equity	$168,755	$169,708

(1)	The condensed consolidated balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009
	(unaudited)	(unaudited)	(2)	(unaudited)
Revenue:
Commission	$26,176	$30,030	$100,839	$119,259
Sponsorship, licensing and other	3,279	4,381	10,872	15,631

Total revenue	29,455	34,411	111,711	134,890
Operating costs and expenses:
Cost of revenue-sharing	408	993	1,746	4,581
Marketing and advertising (1)	11,528	13,356	42,161	53,987
Customer care and enrollment (1)	3,724	3,669	14,379	14,769
Technology and content (1)	3,634	4,146	14,182	15,685
General and administrative (1)	4,508	5,357	17,983	20,028

Total operating costs and expenses	23,802	27,521	90,451	109,050

Income from operations	5,653	6,890	21,260	25,840
Interest and other income, net	629	138	3,714	938

Income before income taxes	6,282	7,028	24,974	26,778
Provision for income taxes	2,633	2,270	10,806	11,431

Net income	$3,649	$4,758	$14,168	$15,347

Net income per share:
Basic	$0.15	$0.20	$0.57	$0.63
Diluted	$0.14	$0.20	$0.55	$0.61

Weighted-average number of shares used in per share amounts:
Basic	25,076	23,380	24,963	24,309
Diluted	25,826	24,196	25,954	25,201

(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$160	$223	$644	$803
Customer care and enrollment	66	85	266	325
Technology and content	245	380	898	1,194
General and administrative	414	719	1,686	2,513

Total	$885	$1,407	$3,494	$4,835

(2)	The condensed consolidated statement of operations for the year ended December 31, 2008 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009
	(unaudited)	(unaudited)	(1)	(unaudited)
Operating activities
Net income	$3,649	$4,758	$14,168	$15,347
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,305	4,278	9,451	9,352
Depreciation and amortization	591	538	1,863	2,211
Amortization and accretion on marketable securities, net	—	142	—	749
Stock-based compensation expense	885	1,407	3,494	4,835
Excess tax benefits from stock-based compensation	(82)	(993)	(298)	(4,979)
Deferred rent	(8)	12	(51)	(45)
Loss on disposal of property and equipment	7	—	45	16
Changes in operating assets and liabilities:
Accounts receivable	(445)	(91)	(705)	(290)
Prepaid expenses and other current assets	(392)	3	64	389
Other assets	175	(115)	196	358
Accounts payable	336	1,688	693	1,060
Accrued compensation and benefits	659	69	(41)	388
Accrued marketing expenses	(780)	(360)	708	717
Deferred revenue	76	70	(9)	(26)
Other current liabilities	468	(2,002)	616	4

Net cash provided by operating activities	7,444	9,404	30,194	30,086

Investing activities
Purchases of property and equipment	(240)	(311)	(2,482)	(1,433)
Purchase of other assets	—	—	—	(1,280)
Purchases of marketable securities	(24,088)	—	(85,653)	(40,550)
Sales of marketable securities	—	1,000	10,120	5,006
Maturities of marketable securities	20,930	20,032	59,309	68,932

Net cash provided by (used in) investing activities	(3,398)	20,721	(18,706)	30,675

Financing activities
Net proceeds from exercise of common stock options	121	215	1,547	860
Excess tax benefits from stock-based compensation	82	993	298	4,979
Repurchase of common stock	(639)	—	(639)	(29,360)
Principal payments in connection with capital lease	—	(11)	—	(41)

Net cash provided by (used in) financing activities	(436)	1,197	1,206	(23,562)

Effect of exchange rate changes on cash and cash equivalents	1	2	47	4

Net increase in cash and cash equivalents	3,611	31,324	12,741	37,203
Cash and cash equivalents at beginning of period	90,525	100,015	81,395	94,136

Cash and cash equivalents at end of period	$94,136	$131,339	$94,136	$131,339

(1)	The condensed consolidated statement of cash flows for the year ended December 31, 2008 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

Key Metrics:	Three Months Ended December 31, 2008	Three Months Ended December 31, 2009
Operating cash flows (1)	$7,444,000	$9,404,000

IFP submitted applications (2)	115,600	122,300

IFP approved members (3)	97,700	96,100
Total approved members (4)	131,200	124,400

Total revenue (5)	$29,455,000	$34,411,000
Total revenue per estimated member for the period (6)	$48.16	$47.31

	As of December 31, 2008	As of December 31, 2009
IFP estimated membership (7)	528,500	636,200
Total estimated membership (8)	621,100	728,000

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2009
Marketing and advertising expenses (9)	$11,528,000	$13,356,000
Marketing and advertising expenses as a percentage of total revenue (10)	39%	39%

Marketing and advertising expenses excluding stock-based compensation (11)	$11,368,000	$13,133,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	39%	38%

Other Metrics:

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	40%	44%
Marketing partners (14)	32%	29%
Online advertising (15)	28%	27%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$65.35	$73.38
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$64.44	$72.16

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation.
(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)	Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). Ending membership includes an estimated 20,000 of members transferred from Health Benefits Direct Corporation during 2009, net of estimated cancelations since their transfer. See our Form 10-Q for the quarterly period ended September 30, 2009 - Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)	Estimated number of members active on IFP insurance policies as of the date indicated. Amounts as of December 31, 2009 include an estimated 20,000 members transferred from Health Benefits Direct Corporation during 2009, net of estimated cancelations since their transfer. See our Form 10-Q for the quarterly period ended September 30, 2009 - Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(8)	Estimated number of members active on all insurance policies as of the date indicated. Amounts as of December 31, 2009 include an estimated 20,000 of members transferred from Health Benefits Direct Corporation during 2009, net of estimated cancelations since their transfer. See our Form 10-Q for the quarterly period ended September 30, 2009 - Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).
(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.
(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.
(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$30,030	87%	$—	$30,030	87%
Sponsorship, licensing and other	4,381	13	—	4,381	13

Total revenue	34,411	100	—	34,411	100
Operating costs and expenses:
Cost of revenue-sharing	993	3	—	993	3
Marketing and advertising (1)	13,356	39	(223)	13,133	38
Customer care and enrollment (1)	3,669	11	(85)	3,584	10
Technology and content (1)	4,146	12	(380)	3,766	11
General and administrative (1)	5,357	16	(719)	4,638	13

Total operating costs and expenses	27,521	80	(1,407)	26,114	76

Income from operations	6,890	20	1,407	8,297	24
Interest and other income, net	138	0	—	138	0

Income before income taxes	7,028	20	1,407	8,435	25
Provision for income taxes (2)	2,270	7	1,064	3,334	10

Net income (3)	$4,758	14%	$343	$5,101	15%

Net income per share: (3)
Basic	$0.20		$0.02	$0.22
Diluted	$0.20		$0.01	$0.21

Weighted-average number of shares used in per share amounts:
Basic	23,380		23,380	23,380
Diluted	24,196		24,196	24,196

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Provision for income taxes excludes estimated income tax benefit of $479,000 related to stock-based compensation expense listed in note (1) above, as well as income tax benefit of $585,000 related to an increase in deferred income tax assets resulting from a reduction in estimated limitations on both federal and California net operating loss carryforwards.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefits listed in note (2) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$26,176	89%	$—	$26,176	89%
Sponsorship, licensing and other	3,279	11	—	3,279	11

Total revenue	29,455	100	—	29,455	100
Operating costs and expenses:
Cost of revenue-sharing	408	1	—	408	1
Marketing and advertising (1)	11,528	39	(160)	11,368	39
Customer care and enrollment (1)	3,724	13	(66)	3,658	12
Technology and content (1)	3,634	12	(245)	3,389	12
General and administrative (1)	4,508	15	(414)	4,094	14

Total operating costs and expenses	23,802	81	(885)	22,917	78

Income from operations	5,653	19	885	6,538	22
Interest and other income, net	629	2	—	629	2

Income before income taxes	6,282	21	885	7,167	24
Provision for income taxes (2)	2,633	9	355	2,988	10

Net income (3)	$3,649	12%	$530	$4,179	14%

Net income per share: (3)
Basic	$0.15		$0.02	$0.17
Diluted	$0.14		$0.02	$0.16

Weighted-average number of shares used in per share amounts:
Basic	25,076		25,076	25,076
Diluted	25,826		25,826	25,826

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Provision for income taxes excludes estimated income tax benefit of $355,000 related to stock-based compensation expense listed in note (1) above.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefit listed in note (2) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE YEAR ENDED DECEMBER 31, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Year Ended December 31, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$119,259	88%	$—	$119,259	88%
Sponsorship, licensing and other	15,631	12	—	15,631	12

Total revenue	134,890	100	—	134,890	100
Operating costs and expenses:
Cost of revenue-sharing	4,581	3	—	4,581	2
Marketing and advertising (1)	53,987	40	(803)	53,184	39
Customer care and enrollment (1)	14,769	11	(325)	14,444	11
Technology and content (1)	15,685	12	(1,194)	14,491	11
General and administrative (1)	20,028	15	(2,513)	17,515	13

Total operating costs and expenses	109,050	81	(4,835)	104,215	77

Income from operations	25,840	19	4,835	30,675	23
Interest and other income, net	938	1	—	938	1

Income before income taxes	26,778	20	4,835	31,613	23
Provision for income taxes (2)	11,431	8	2,017	13,448	10

Net income (3)	$15,347	11%	$2,818	$18,165	13%

Net income per share: (3)
Basic	$0.63		$0.12	$0.75
Diluted	$0.61		$0.11	$0.72

Weighted-average number of shares used in per share amounts:
Basic	24,309		24,309	24,309
Diluted	25,201		25,201	25,201

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Provision for income taxes excludes estimated income tax benefit of $1,432,000 related to stock-based compensation expense listed in note (1) above, as well as income tax benefit of $585,000 related to an increase in deferred income tax assets resulting from a reduction in estimated limitations on both federal and California net operating loss carryforwards.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefits listed in note (2) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE YEAR ENDED DECEMBER 31, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Year Ended December 31, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$100,839	90%	$—	$100,839	90%
Sponsorship, licensing and other	10,872	10	—	10,872	10

Total revenue	111,711	100	—	111,711	100
Operating costs and expenses:
Cost of revenue-sharing	1,746	2	—	1,746	2
Marketing and advertising (1)	42,161	38	(644)	41,517	37
Customer care and enrollment (1)	14,379	13	(266)	14,113	13
Technology and content (1)	14,182	13	(898)	13,284	12
General and administrative (1)	17,983	16	(1,686)	16,297	15

Total operating costs and expenses	90,451	81	(3,494)	86,957	78

Income from operations	21,260	19	3,494	24,754	22
Interest and other income, net	3,714	3	—	3,714	3

Income before income taxes	24,974	22	3,494	28,468	25
Provision for income taxes (2)	10,806	9	1,142	11,948	10

Net income (3)	$14,168	13%	$2,352	$16,520	15%

Net income per share: (3)
Basic	$0.57		$0.09	$0.66
Diluted	$0.55		$0.09	$0.64

Weighted-average number of shares used in per share amounts:
Basic	24,963		24,963	24,963
Diluted	25,954		25,954	25,954

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Provision for income taxes excludes estimated income tax benefit of $1,142,000 related to stock-based compensation expense listed in note (1) above.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefit listed in note (2) above.